UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2023

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court, 112 - 114 St Stephens Green, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 18, 2023, Amarin Corporation plc (“Amarin” or the “Company”) issued a press release announcing its preliminary financial results for the three months ended June 30, 2023 (the “Press Release”). These financial results are based on preliminary information and management estimates for the three months ended June 30, 2023, are not a comprehensive statement of Amarin’s financial results, and are subject to completion of Amarin’s financial closing procedures. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 18, 2023, as described in the Press Release, Amarin announced that it was implementing a new organizational restructuring program (the “ORP”), resulting in the elimination and consolidation of certain roles across the organization, both in the United States and abroad, representing a reduction of the total Amarin employee base by approximately 30% from current levels. Management, with oversight and guidance of the Amarin board of directors (the “Board”), determined to implement the ORP following a review of Amarin’s business and to better position the organization for a new strategic focus. The Company expects these actions will reduce operating costs by approximately $40 million annually.

As part of the ORP, the Board promoted several members of the Company’s management team, including Tom Reilly, the Company’s Senior Vice President, Chief Financial Officer and Secretary (and principal financial and accounting officer), who was promoted to Executive Vice President, Chief Financial Officer & Head of Global HR (and principal financial and accounting officer), with an increased base salary amount of $560,000.

Amarin estimates that it will incur approximately $10 million in charges related to the ORP, substantially all of which are cash expenditures for one-time termination benefits and associated costs. Amarin expects to record the charges in the second quarter of 2023 and to make substantially all of the related payments by December 31, 2023.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023, Amarin appointed Patrick Holt to serve as the Company’s President and Chief Executive Officer (and principal executive officer), and as a member of the Board, effective July 18, 2023.

Mr. Holt most recently served as president of Cordis, Cardinal Health’s global interventional cardiovascular business and as member of Cardinal Health Inc’s global operating committee. In this role, Mr. Holt led a successful turnaround that included a return to revenue growth, a refocused R&D strategy, as well as sustained enhancements in operational effectiveness delivering margin expansion. Subsequently, he led the transaction process which culminated in the sale of Cordis to Hellman & Friedman in 2021 for an enterprise value in excess of $1 billion. He also previously served as president of Cardinal Health in Asia-Pacific. Prior to his time at Cardinal Health, he served in a variety of senior executive positions across biopharmaceuticals and vaccines at Allergan and Merck. Mr. Holt is an independent non-executive director and audit committee member of Hugel, Inc., a publicly listed biopharmaceutical company and global leader in medical aesthetics. He earned a bachelor’s degree in biochemistry and chemistry from Monash University, Australia and is a graduate of Harvard Business School.

Upon Mr. Holt’s start date, Aaron Berg, who has been serving as the Company’s Interim President and Chief Executive Officer, will resume his role as Amarin’s Executive Vice President, President U.S. In light of Mr. Berg’s excellence and effectiveness in the interim role, the Board has awarded Mr. Berg a one-time cash bonus of $150,000.

The Company plans to file a subsequent Form 8-K with details on Mr. Holt’s compensation arrangements and other information required by Item 5.02 of Form 8-K.

Also on July 18, 2023, as a complement to the ORP, Amarin announced the implementation of a retention program for certain employees at various levels and among various organizations, which includes a cash component, payable in two tranches, with the first tranche payable in February 2024 (the “1st Installment”) and the second tranche payable in February 2025 (the “2nd Installment”), subject to the employee’s continued service with the Company. The eligible employees were also granted an option award, effective as of July 19, 2023, with an exercise price equal to the closing price of the American depositary shares representing the Company’s ordinary shares, as reported on the Nasdaq Global Market on such date, which vests as to 50% on January 1, 2024 and as to the remaining 50% on January 1, 2025. If an eligible employee is terminated without cause or resigns for good reason prior to the payment or vesting dates, as applicable, the cash awards (to the extent not yet paid) will become payable and the vesting on any unvested options shall accelerate, subject to the employee signing a customary release. Mr. Berg, Mr. Reilly and Steven Ketchum, Ph.D., Amarin’s President R&D and Chief Scientific Officer, were among the employees granted the retention awards and were granted the awards as follows:

	1st Installment	2nd Installment	Option Shares
Aaron Berg	$142,326	$142,326	404,400
Tom Reilly	$136,500	$136,500	404,400
Steven Ketchum	$161,460	$161,460	404,400

Item 7.01	Regulation FD Disclosure.

On July 18, 2023, Amarin issued a second press release announcing the appointment of Mr. Holt. Amarin’s press release is furnished herewith as Exhibit 99.2 to this report.

The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Forward-Looking Statements

This report contains forward-looking information about Amarin within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including statements related to the Company’s preliminary financial results, the ORP, the Chief Executive Officer roles, retention matters and business plans and are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. These forward-looking statements are not promises or guarantees. Among the factors that could cause actual results to differ materially from those described herein include the Company’s ability to generate sufficient revenues and cash from sales of Vascepa and to retain sufficient talent to successfully execute on the Company’s plans, including following implementation of the ORP, the risk that the ORP will not produce the expected benefits and cost savings, as well as those risks and uncertainties described in Amarin’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission from time to time, including its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and its upcoming Form 10-Q for the quarter ended June 30, 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this Current Report, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 18, 2023 (furnished herewith)

99.2	Press Release, dated July 18, 2023 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023	Amarin Corporation plc

	By:	/s/ Tom Reilly
Tom Reilly
Chief Financial Officer